EXHIBIT 32.4
                                                                    ------------

              SECTION 1350 CERTIFICATION OF CHIEF FINANCIAL OFFICER

     Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Harold's Stores, Inc. (the "Company"), hereby certifies that the Company's Amendment on Form 10-K/A which constitutes Amendment No. 1 to the Company's Annual Report on Form 10-K for the year ended February 3, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: May 31, 2007                     /s/ Jodi L. Taylor
                                       ---------------------------
                                       Jodi L. Taylor
                                       Chief Financial Officer